IntelGenx Announces Development and Commercialization
Term Sheet with a Global Pharmaceutical Company for Up to
Three Products

Saint-Laurent, Canada – March 24, 2016 – IntelGenx Corp., (TSXV: IGX) (OTCQX: IGXT), today announced the signing of a term sheet with a global pharmaceutical company for the development and commercialization of up to three products utilizing IntelGenx’ proprietary VersaFilmTM technology. Pursuant to the term sheet, IntelGenx granted an exclusive negotiation period during which time the parties will conduct diligence and work towards entry into a definitive agreement. IntelGenx receives $100,000 at the time of signing the term sheet, in consideration for granting an exclusive negotiation right. If entered into, IntelGenx expects the definitive agreement to be finalized by the second quarter of 2016.

According to the term sheet, IntelGenx will grant exclusive rights to market and sell up to three products in the United States. The term sheet contemplates that IntelGenx will receive, in consideration for such exclusive rights, upfront and milestone payments, together with a share of profits, and also contemplates transfer of development costs to the counter-party. Entry into a definitive agreement remains subject to satisfaction of diligence by each party.

About IntelGenx:
IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. Forfivo XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCl 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:
Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com